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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- ) of F.N.B. Corporation for the registration of 35,000 shares of its common stock pertaining to the Roger Bouchard Insurance, Inc. 401(k) Plan of our report dated May 6, 2002 with respect to the consolidated financial statements of F.N.B. Corporation included in its Current Report on Form 8-K dated July 24, 2002 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Birmingham, Alabama
July 24, 2002